Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196220-04) and Form S-4 (No. 333-184712) of Exelon Generation Company, LLC of our report dated February 10, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Exelon Generation Company, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 10, 2016